Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
BOISE INC.

        We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies Boise Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008 (the Report).

        I, Alexander Toeldte, Boise Inc.'s chief executive officer, certify that:

            (i)  The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

            (ii)  The information contained in the Report fairly presents, in all material respects, Boise Inc.'s financial condition and results of operations.

/s/ Alexander Toeldte
Alexander Toeldte Chief Executive Officer

        I, Robert M. McNutt, Boise Inc.'s chief financial officer, certify that:

            (i)  The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

            (ii)  The information contained in the Report fairly presents, in all material respects, Boise Inc.'s financial condition and results of operations.

/s/ Robert M. McNutt Robert M. McNutt Chief Financial Officer

Date: February 24, 2009

A signed original of this written statement required by Section 906 will be retained by Boise Inc. and furnished to the Securities and Exchange Commission or its staff upon request.